EXHIBIT 99(a)
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
ADE CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
June 29, 2006
     The undersigned hereby appoints Landon T. Clay and Chris L. Koliopoulos, or either of them, as proxies to represent and vote on behalf of the undersigned, with full power of substitution, at the Special Meeting of Stockholders of ADE Corporation, to be held on June 29, 2006 at 10:00 A.M., Eastern time, at ADE Corporation’s corporate headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments or postponements thereof.
     THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS OF
ADE CORPORATION
June 29, 2006
Please date, sign and mail your proxy card in the
envelope provided as soon as possible.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To approve the Agreement and Plan of Merger, dated as of February 22, 2006, among KLA-Tencor Corporation, ADE Corporation and South Acquisition Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To permit ADE’s board of directors or its chairman, in its or his discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve proposal 1 above.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To act upon such other matters as may properly come before the special meeting.
THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” EACH PROPOSAL.

Signature of Stockholder:

Date:

Signature of Stockholder:

Date:

NOTE:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.